Exhibit 10.17(b)

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS (i) SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS AND (ii) AT THE OPTION OF THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED HAS BEEN DELIVERED TO THE COMPANY.

HELIX BIOMEDIX, INC.

CONVERTIBLE PROMISSORY NOTE

February 14, 2008

$3,000,000.00	Bothell, Washington

FOR VALUE RECEIVED, Helix BioMedix, Inc., a Delaware corporation (“Company”), promises to pay to RBFSC, Inc. (“Holder”), or his registered assigns, the principal sum of Three Million Dollars ($3,000,000), or such lesser amount as shall then equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to eight percent (8%) per annum, computed on the basis of the actual number of days elapsed. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) February 14, 2010 (the “Maturity Date”) or (ii) when such amounts are declared due and payable by the Holder or made automatically due and payable, in each case upon or after the occurrence of an Event of Default (as defined below). This Note is issued pursuant to the Convertible Note and Warrant Purchase Agreement of even date herewith (as amended, modified or supplemented, the “Purchase Agreement”) between Company and the Investor (as defined in the Purchase Agreement).

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a) “Company” includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of Company under this Note.

(b) “Holder” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

(c) “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

2. Interest. Accrued interest on this Note shall be payable at such time as the outstanding principal amount hereof shall be paid in full.

3. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) Failure to Pay. Company shall fail in any material respect to pay any principal payment, any interest or other payment required under the terms of this Note on the date due and such payment shall not have been made within fifteen (15) days of Company’s receipt of Holder’s written notice to Company of such failure to pay; or

(b) Breaches of Covenants. Company shall fail in any material respect to observe or perform any covenant, obligation, condition or agreement contained in this Note (other than those covenants specified in Section 3(a) hereof) and such failure shall continue for thirty (30) days after Company’s receipt of Holder’s written notice to Company thereof; or

(c) Representations and Warranties. Any representation or warranty made by Company to Holder in this Note shall be untrue in any material respect when made; or

(d) Voluntary Bankruptcy or Insolvency Proceedings. Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(e) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

4. Rights of Holder upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 3(d) and 3(e) hereof) and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to Company, declare all outstanding obligations payable by Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 3(d) and 3(e) hereof, immediately and without notice, all outstanding obligations payable by Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both.

5. Conversion.

(a) Automatic Conversion upon Financing. Upon the closing (or first in a series of closings) of the next equity financing in which Company sells shares of its equity securities (the “Equity Securities”) for an aggregate consideration of at least $5,000,000 (excluding the aggregate principal and accrued interest due on this Note) that occurs on or before June 29, 2008 (the “Equity Financing”), the principal and accrued interest due on this Note shall automatically be converted into shares of the Equity Securities as set forth in Section 5(c) below. The conversion shall be deemed to have occurred as of the date of such closing or the date of the first closing in a series of closings (the “Financing Closing Date”). As a condition precedent (which may be waived by Company) to conversion of this Note as provided for in this Section 5, the Holder will be required to execute the definitive Stock Purchase Agreement and such other agreements prepared in connection with the Equity Financing. The number of shares of Equity Securities into which this Note shall be automatically converted shall be determined by dividing the principal and accrued interest due on this Note as of the date of conversion by an amount equal to the per share price of the Equity Securities issued and sold in the Equity Financing.

(b) Voluntary Conversion. At any time after June 29, 2008, to the extent this Note is still outstanding and has not otherwise been converted or repaid in full, the Holder will have the option, in its sole discretion, to convert this Note into shares of Company’s Common Stock. The number of shares of Common Stock into which this Note may be voluntarily converted shall be determined by dividing the principal and accrued interest due on this Note as of the date of conversion by an amount equal to eighty percent (80%) of the average per share closing sales price for Company’s Common Stock during the prior 90-day period.

(c) Issuance of Securities on Conversion. As soon as practicable after conversion of this Note, Company, at its expense, will cause to be issued in the name of and delivered to the Holder a certificate or certificates representing the number of fully paid and nonassessable shares of the Equity Securities or Common Stock (as applicable) to which Holder shall be entitled upon such conversion. No fractional shares will be issued upon conversion of this Note.

(d) Termination of Rights. All rights with respect to this Note shall terminate upon conversion hereof in accordance with this Section 5, whether or not this Note has been surrendered. Notwithstanding the foregoing, the Holder agrees to surrender this Note to Company for cancellation as soon as is practicable following conversion of this Note.

6. Successors and Assigns. Subject to the restrictions on transfer described in Section 8 below, the rights and obligations of Company and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

7. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of Company and Holder.

8. Transfer of this Note or Securities Issuable Upon Conversion Hereof. With respect to any contemplated offer, sale or other disposition of this Note or securities into which such Note may be converted, the Holder will first give written notice to Company prior thereto, describing briefly the manner thereof, together with a written opinion of the Holder’s counsel to the effect that such offer, sale or other disposition may be effected without registration or qualification under any federal or state law then in effect. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, Company, as promptly as practicable, shall notify the Holder that the Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to Company. If a determination has been made pursuant to this Section 8 that the opinion of counsel for the Holder is not reasonably satisfactory to Company, then Company shall so notify the Holder promptly after such determination has been made. The Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended (the “Act”), unless in the opinion of counsel for Company such legend is not required in order to ensure compliance with the Act. Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

9. Notices. All notices and other communications under this Note shall be in writing and shall be delivered in person, via facsimile machine, sent by documented overnight delivery service, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed (a) if to the Holder, at the address of the Holder set forth in the Purchase Agreement, or (b) if to the Company, to the attention of its President or Chief Financial Officer at its principal offices at 22118 20th Avenue SE, Suite 204, Bothell, WA 98021. Unless otherwise specified in this Note, all such notices and other written communications shall be effective (and considered delivered and received for the purposes of this Note) (i) if delivered, upon delivery, (ii) if by facsimile machine during normal business hours upon transmission with confirmation of receipt by the receiving party’s facsimile terminal and if not sent during normal business hours, then on the next day, (iii) if sent by documented overnight delivery service, on the date following the date on which such notice is delivered to such overnight delivery service for mailing, or (iv) if mailed via first-class regular mail, three (3) day after depositing in the U.S. Mail.

10. No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholder for the election of directors of Company or any other matters or any rights whatsoever as a stockholder of Company; and no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby or the equity securities obtainable hereunder until, and only to the extent that, this Note shall have been converted.

11. Payment; Prepayment.

(a) Payment shall be made in lawful tender of the United States.

(b) Company shall have the right to prepay at any time, without penalty, in whole or in part, the unpaid principal and interest due on this Note.

12. Governing Law; Venue. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Washington, without regard to the conflicts of law provisions of the State of Washington or of any other state. The parties expressly stipulate that any litigation under this Agreement shall be brought in the state courts of King County, Washington or in the United States District Court for the Western District of Washington. The parties agree to submit to the exclusive jurisdiction and venue of those courts.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.

HELIX BIOMEDIX, INC.,
a Delaware corporation

By:
Title:

Acknowledged and Agreed:

HOLDER:

RBFSC, Inc.

[Signature Page to Convertible Promissory Note]